ACES WIRED, INC. 2007 STOCK INCENTIVE PLAN
SUMMARY OF STOCK OPTION GRANT

You, the Optionee named below, have been granted the following option (the “Option”) to purchase shares of the common stock, $0.001 par value per share (the “Common Stock”), of Aces Wired, Inc., a Nevada corporation (“Aces Wired”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the Aces Wired, Inc. 2007 Stock Incentive Plan (the “Plan”):

Optionee Name:	________________________________

Number of Option Shares Granted:	________________________________

Type of Option:	Nonqualified Stock Option

Grant Date:	_________________, 200__

Exercise Price Per Share:	$____________

Vesting Schedule:	The Option shall [vest in full immediately][vest in full on the one year anniversary of the Grant Date][vest in accordance with the following schedule]:
[___% on the ___ anniversary of the Grant Date;]
[___% on the ___ anniversary of the Grant Date;]
[___% on the ___ anniversary of the Grant Date;]
[fully on the ___ anniversary of the Grant Date.]

You, by your signature as Optionee below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Summary of Stock Option Grant, (ii) understand that the Option is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Committee with respect to matters arising under or relating to the Option, the Agreement and the Plan.

OPTIONEE:	ACES WIRED, INC.

By:
(Signature of Optionee)		Name:
Title:

ACES WIRED, INC. 2007 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT is made as of the Grant Date (as set forth on the Summary of Stock Option Grant) between Aces Wired, Inc., a Nevada corporation (“Aces Wired”), and Optionee pursuant to the Aces Wired, Inc. 2007 Stock Incentive Plan (the “Plan”).

WHEREAS, the Compensation Committee of the Board of Directors of Aces Wired with respect to an Option granted to an employee or other service provider (or the Board of Directors of Aces Wired in the event that no Compensation Committee exists), or the Board of Directors of Aces Wired with respect to an Option granted to an outside director (the “Committee”) has authority to grant Options under the Plan to employees and outside directors of and other individuals performing services for Aces Wired and its Affiliates; and

WHEREAS, the Committee has determined to award Optionee the Option described in this Agreement;

NOW, THEREFORE, Aces Wired and Optionee agree as follows:

1. Effect of Plan and Authority of Committee. This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference. The Committee is authorized to make all determinations and interpretations with respect to matters arising under or relating to the Plan, this Agreement and the Option granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which are attached hereto and incorporated herein by this reference for all purposes.

2. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Grant Date, Aces Wired hereby grants to Optionee the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”). The Option is intended to be a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant.

3. Vesting. This Option shall vest as set forth in the Summary of Stock Option Grant. The Option shall be exercisable, as to all or part of the vested shares, at any time or times after the Grant Date and until the expiration of the Option. Notwithstanding any provision of this Agreement or the Summary of Stock Option Grant to the contrary, the Change of Control provisions in Article XIII of the Plan shall apply with respect to this Option.

4. Term.

(a) Term of Option. This Option may not be exercised after the expiration of [five] years from the Grant Date. If the expiration date of this Option shall fall on a Saturday, Sunday or a day on which the executive offices of the Company are not open for business, then such expiration date shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

(b) Early Termination. Termination of the Optionee’s employment or service with Aces Wired or any Affiliate during the Term of the Option shall not affect the exercisability of the Option, with such Option remaining exercisable until the end of the Term.

5. Manner of Exercise and Payment. The Optionee (or his or her representative, guardian, devisee or heir, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the shares of Common Stock then available for purchase by delivering to Aces Wired written notice, in a form satisfactory to the Committee, specifying:

(a) the number of whole shares of Common Stock to be purchased together with payment in full of the purchase price of such shares;

(b) the address to which dividends, notices, reports, and other information are to be sent; and

(c) Optionee’s social security number or social insurance number.

Payment of the purchase price of the shares of Common Stock shall be made (i) in cash, or by certified or cashier’s check payable to the order of Aces Wired, free from all collection charges, or (ii) by delivery of nonforfeitable, unrestricted shares of Common Stock previously acquired by Optionee that have been held for at least six months having an aggregate Fair Market Value as of the date of exercise equal to the total exercise price, or (iii) by a combination of cash (or certified or cashier’s check) and such already-owned shares of Common Stock. Optionee also may elect to pay all or a portion of the purchase price of such shares of Common Stock through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide (A) irrevocable instructions to a broker-dealer to effect the immediate sale or margin of a sufficient portion of the purchased shares and remit directly to Aces Wired, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price payable for the purchased shares plus all applicable taxes required to be withheld by reason of such exercise and (B) an executed irrevocable option exercise form to Aces Wired along with instructions to Aces Wired to deliver the certificates for the purchased shares directly to such broker-dealer to complete the sale. This Option shall be deemed to have been exercised on the first date upon which Aces Wired receives written notice of exercise as described above, payment of the purchase price and all other documents, information and amounts required with respect to such exercise under this Agreement and the Plan. Notwithstanding the foregoing provisions of this Section 5, the Committee may, in its discretion, reject payment of the purchase price of the shares of Common Stock subject to this Option in the form of already-owned shares or through a sale and remittance procedure with a broker-dealer in the event that the Committee determines that such payment forms violate the provisions of applicable law or result in negative accounting treatment to Aces Wired.

6. Withholding Tax. Promptly after demand by Aces Wired, and at its direction, Optionee shall pay to Aces Wired or the appropriate Affiliate an amount equal to the applicable withholding taxes due in connection with the exercise of the Option. Pursuant to Section 15.5 of the Plan, such withholding taxes may be paid in cash or, subject to the further provisions of this Section 6 of this Agreement, in whole or in part, by having Aces Wired withhold from the shares of Common Stock otherwise issuable upon exercise of the Option a number of shares of Common Stock having a value equal to the amount of such withholding taxes or by delivering to Aces Wired or the appropriate Affiliate a number of previously acquired issued and outstanding shares of Common Stock (excluding restricted shares still subject to a risk of forfeiture) having a value equal to the amount of such withholding taxes. The value of any shares of Common Stock so withheld by or delivered to Aces Wired or the appropriate Affiliate shall be based on the Fair Market Value (as defined in the Plan) of such shares on the date on which the tax withholding is to be made. Optionee shall pay to Aces Wired or the appropriate Affiliate in cash the amount, if any, by which the amount of such withholding taxes exceeds the value of the shares of Common Stock so withheld or delivered. An election by Optionee to have shares withheld or to deliver shares to pay withholding taxes shall be made in accordance with administrative guidelines established by the Committee.

7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased, upon exercise of this Option shall be made as soon as reasonably practicable after receipt of notice of exercise and full payment of the Exercise Price and any required withholding taxes. If Aces Wired so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to Aces Wired and its legal counsel, evidencing the investment intent of such person and such other matters as Aces Wired may reasonably require. If Aces Wired so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear a legend to reflect any restrictions on transferability.

8. Optional Issuance in Book-Entry Form.  Notwithstanding the provisions of Section 7, at the option of Aces Wired, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

9. Transferability.

(a)
This Option is personal to Optionee and during Optionee’s lifetime may be exercised only by Optionee or his or her guardian or legal representative upon the events and in accordance with the terms and conditions set forth in the Plan, and shall not be transferred except by will or by the laws of descent and distribution, nor may it be otherwise sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of this Option not specifically permitted by the Plan or this Agreement shall be null and void and without effect.

(b)
No shares of Common Stock or other form of payment shall be issued with respect to any Option unless Aces Wired shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered pursuant to exercise of this Option may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

10. Notices. All notices between the parties hereto shall be in writing and given in the manner provided in Section 15.7 of the Plan. Notices to Optionee shall be given to Optionee’s address as contained in Aces Wired’s records. Notices to Aces Wired shall be addressed to its Corporate Secretary at the principal executive offices of Aces Wired as set forth in Section 15.7 of the Plan.

11. Relationship With Contract of Employment or Services.

(a) The grant of an Option does not form part of Optionee’s entitlement to remuneration or benefits pursuant to his or her contract of employment or services, if any, and, except as otherwise provided in a written contract of employment or for services, the existence of such a contract between any person and Aces Wired or any Affiliate does not give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b) The rights and obligations of Optionee under the terms of his or her contract of employment or other contract or agreement for services with Aces Wired or any Affiliate, if any, shall not be affected by the grant of an Option.

(c) The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office, employment or service with Aces Wired or any Affiliate for any reason whatsoever.

(d) Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his or her office, employment or service with Aces Wired or any Affiliate for any reason (including, without limitation, any breach of contract by Aces Wired or any Affiliate) or in any other circumstances whatsoever.

12. Market Standoff Agreement. Optionee agrees in connection with any public offering of Aces Wired’s securities that, upon request of Aces Wired or the managing underwriter(s) of such offering, Optionee will not sell or otherwise dispose of any Common Stock acquired pursuant to this Agreement without the prior written consent of Aces Wired or such managing underwriter(s), as the case may be, for a period of time (not to exceed 180 days) after the effective date of the registration requested by such managing underwriter(s) and subject to all restrictions as Aces Wired or the managing underwriter(s) may specify for employee or other service provider stockholders generally.

13. Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Dallas County, Texas, with respect to a state court, or the United States District Court for the Northern District of Texas, with respect to a federal court. OPTIONEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY ACES WIRED OR ANY OF ITS AFFILIATES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.